                                                                     Exhibit D-1


@ 1701.78 Merger or consolidation into domestic corporation.

   (A) Pursuant to an agreement of merger or consolidation between the constituent corporations as provided in this section, a domestic or foreign corporation and, if so provided, one or more additional domestic or foreign corporations may be merged into a domestic surviving corporation, or a domestic corporation together with one or more additional domestic or foreign corporations may be consolidated into a new domestic corporation formed by such consolidation, provided the provisions of Chapter 1704 of the Revised Code do not prevent the merger or consolidation from being effected. If any constituent corporation is a foreign corporation, the merger or consolidation must also be permitted by the laws of each state under the laws of which any foreign constituent corporation exists.

   (B) The agreement of merger or consolidation shall set forth:

   (1) The state under the laws of which each constituent corporation exists;

   (2) In the case of a merger, that one or more specified constituent corporations shall be merged into a specified domestic surviving corporation and, in the case of a consolidation, that the constituent corporations shall be consolidated into a new domestic corporation. The name of the surviving or new corporation may be the same as or similar to that of any constituent corporation.

   (3) All statements and matters required to be set forth in an agreement of merger or consolidation by the laws of each state under the laws of which any foreign constituent corporation exists;

   (4) In the case of a consolidation, the articles of the new corporation or a provision that the articles of a specified domestic constituent corporation with such amendments as may be set forth in the agreement shall be the articles of the new corporation;

   (5) In the case of a consolidation, the name and address of the statutory agent upon whom any process, notice, or demand against any constituent corporation or the new corporation may be served;

   (6) The terms of the merger or consolidation; the mode of carrying them into effect; and the manner and basis of converting the shares of the constituent corporations into, or substituting the shares of the constituent corporations for, shares, evidences of indebtedness, other securities, cash, rights, or any other

                                    D-1-1
property, or any combination of shares, evidences of indebtedness, securities, cash, rights, or any other property of the surviving corporation, of the new corporation, or of any other corporation, including the parent of any constituent corporation, or any other person. No such conversion or substitution shall be effected if there are reasonable grounds to believe that the surviving or new corporation would be rendered insolvent by the conversion or substitution.

   (C) The agreement of merger or consolidation may also set forth:

   (1) The effective date of the merger or consolidation, which may be on or after the date of filing the certificate;

   (2) A provision authorizing the directors of one or more of the constituent corporations to abandon the proposed merger or consolidation prior to filing the certificate;

   (3) In the case of a merger, any amendments to the articles of the surviving corporation or a provision that the articles of a specified domestic constituent corporation other than the surviving corporation with such amendments as may be set forth in the agreement shall be the articles of the surviving corporation;


   (4) A statement of, or a statement of the method of determining, the fair value of the assets to be owned by the surviving or new corporation;

   (5) The regulations of the surviving or new corporation or a provision that the regulations of a specified domestic constituent corporation with such amendments as may be set forth in the agreement shall be the regulations of the surviving or new corporation;

   (6) In the case of a consolidation, the initial directors of the new corporation or a provision that all the directors of one or more specified constituent corporations shall constitute the initial directors of the new corporation, and, in the case of a merger, any changes in the directors of the surviving corporation;

   (7) The parties to the agreement in addition to the constituent corporations;

   (8) The stated capital of each class of shares of the surviving or new corporation to be outstanding at the time the merger or consolidation becomes effective;

   (9) Any additional provision necessary or desirable with respect to the proposed merger or consolidation.


                                    D-1-2

   (D) To effect the merger or consolidation, the agreement shall be approved by the directors of each domestic constituent corporation, adopted by the shareholders of each domestic constituent corporation, other than the surviving corporation in the case of a merger, at a meeting of the shareholders of each such corporation held for the purpose, and approved or otherwise authorized by or on behalf of each foreign constituent corporation in accordance with the laws of the state under which it exists. In the case of a merger, the agreement shall also be adopted by the shareholders of the surviving corporation at a meeting held for the purpose, if one or more of the following conditions exist:

   (1) The articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation;

   (2) The agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation;

   (3) The merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of such number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of that corporation in the election of directors;

   (4) The agreement of merger makes such change in the directors of the surviving corporation as would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation.

   (E) Notice of each meeting of shareholders of a domestic constituent corporation at which an agreement of merger or consolidation is to be submitted shall be given to all shareholders of that corporation, whether or not they are entitled to vote, and shall be accompanied by a copy or a summary of the material provisions of the agreement.

   (F) The vote required to adopt an agreement of merger or consolidation at a meeting of the shareholders of a domestic constituent corporation is the affirmative vote of the holders of shares of that corporation entitling them to exercise at least two-thirds of the voting power of the corporation on such proposal or such different proportion as the articles may provide, but not less than a majority, and such affirmative vote of the holders of shares of any particular class as is required


                                    D-1-3
by the articles of that corporation. If the agreement would have an effect that, if accomplished through an amendment to the articles, would entitle the holders of shares of any particular class of a domestic constituent corporation to vote as a class on the adoption of such amendment as provided in division (B) of section 1701.71 of the Revised Code, the agreement must also be adopted by the affirmative vote of the holders of at least two-thirds of the shares of such class, or such different proportion as the articles may provide, but not less than a majority. However, if the agreement would have an effect that, if accomplished through an amendment to the articles, would entitle the holders of shares of any particular class of a domestic constituent corporation to vote as a class on the adoption of such amendment pursuant to division (B)(2) or (4) of section 1701.71 of the Revised Code solely because those shares are to be converted into or substituted for the same number of shares of a class of a different corporation that have express terms identical in all material respects to those of the class of shares so converted or substituted, the agreement need not be adopted by the affirmative vote of the holders of shares of that particular class voting as a class. If the agreement would authorize any particular corporate action that under any applicable provision of law or the articles could be authorized only by or pursuant to a specified vote of shareholders, the agreement must also be adopted by the same affirmative vote as would be required for such action.

   (G) At any time prior to the filing of the certificate of merger or consolidation, the merger or consolidation may be abandoned by the directors of any of the constituent corporations if the directors are authorized to do so by the agreement or by the same vote of shareholders as is required to adopt the agreement. The agreement of merger or consolidation may contain a provision authorizing the directors of the constituent corporations to amend the agreement at any time prior to the filing of the certificate of merger or consolidation, except that, after the adoption of the agreement by the shareholders of any domestic constituent corporation, the directors shall not be authorized to amend the agreement to do any of the following:

   (1) Alter or change the amount or kind of shares, evidences of indebtedness, other securities, cash, rights, or any other property to be received by shareholders of the domestic constituent corporation in conversion of or in substitution for their shares;

   (2) Alter or change any term of the articles of the surviving or new domestic corporation, except for alterations or changes that could otherwise be adopted by the directors of the surviving or new domestic corporation;

   (3) Alter or change any other terms and conditions of the agreement if any of the alterations or changes, alone or in the

                                    D-1-4
aggregate, would materially adversely affect the holders of any class or series of shares of the domestic constituent corporation.

   (H) If division (D) of this section does not require adoption of the agreement of merger by the shareholders of the surviving corporation, the approval of the agreement by the directors of that corporation constitutes adoption by that corporation.

[@ 1701.78.1] @ 1701.781 Merger or consolidation into domestic corporation when noncorporate entities included.

   (A) If the constituent entities in a merger or consolidation include entities that are not corporations, section 1701.78 of the Revised Code does not apply. If the constituent entities in a merger or consolidation include entities that are not corporations, the constituent entities may be merged into a domestic surviving corporation or may be consolidated into a new domestic corporation pursuant to an agreement of merger or consolidation as provided in this section. If any constituent entity is formed or organized under the laws of any state other than this state or under any chapter of the Revised Code other than this chapter, the merger or consolidation also must be permitted by the chapter of the Revised Code under which each domestic constituent entity exists and by the laws under which each foreign constituent entity exists.

   (B) The agreement of merger or consolidation shall set forth all of the following:

   (1) The name and the form of entity of each constituent entity and the state under the laws of which each constituent entity exists;

   (2) In the case of a merger, that one or more specified constituent entities will be merged into a specified domestic surviving corporation or, in the case of a consolidation, that the constituent entities will be consolidated into a new domestic corporation. The name of the surviving or new corporation may be the same as or similar to that of any constituent corporation or constituent limited liability company.

   (3) All statements and matters required to be set forth in an agreement of merger or consolidation by the laws under which each constituent entity exists;

   (4) In the case of a consolidation, the articles of the new corporation, or a provision that the articles of a specified domestic constituent corporation, with any amendments that are set forth in the agreement, shall be the articles of the new corporation;

   (5) In the case of a consolidation, the name and address of

                                    D-1-5
the statutory agent upon whom any process, notice, or demand against any constituent entity or the new domestic corporation may be served;

   (6) The terms of the merger or consolidation, the mode of carrying them into effect, and the manner and basis of converting the shares or interests of the constituent entities into, or substituting the shares or interests of the constituent entities for, shares, interests, evidences of indebtedness, other securities, cash, rights, or any other property or any combination of shares, interests, evidences of indebtedness, securities, cash, rights, or any other property of the surviving corporation, of the new corporation, or of any other entity, including the parent of any constituent entity, or any other person. No conversion or substitution shall be effected if there are reasonable grounds to believe that the surviving or new corporation would be rendered insolvent by the conversion or substitution.

   (C) The agreement of merger or consolidation also may set forth any of the following:

   (1) The effective date of the merger or consolidation, which date may be on or after the date of the filing of the certificate;

   (2) A provision authorizing one or more of the constituent entities to abandon the proposed merger or consolidation prior to filing the certificate of merger or consolidation pursuant to section 1701.81 of the Revised Code by action of the directors of a constituent corporation, action of the general partners of a constituent partnership, or action of the comparable representatives of any other constituent entity;

   (3) In the case of a merger, any amendments to the articles of the surviving corporation, or a provision that the articles of a specified domestic constituent corporation other than the surviving corporation, with any amendments that are set forth in the agreement of merger, shall be the articles of the surviving corporation;

   (4) A statement of, or a statement of the method of determining, the fair value of the assets to be owned by the surviving or new corporation;

   (5) The regulations of the surviving or new corporation, or a provision that the regulations of a specified domestic constituent corporation with any amendments that are set forth in the agreement shall be the regulations of the surviving or new corporation;

   (6) In the case of a consolidation, either the identity of the initial directors of the new corporation, or a provision stating

                                    D-1-6
that all of the directors of one or more specified constituent corporations shall constitute the initial directors of the new corporation, and, in the case of a merger, any changes in the directors of the surviving corporation;

   (7) The parties to the agreement in addition to the constituent entities;

   (8) The stated capital, if any, of each class of shares of the surviving or new corporation to be outstanding at the time the merger or consolidation becomes effective;

   (9) Any additional provision necessary or desirable with respect to the proposed merger or consolidation.

   (D) To effect the merger or consolidation, the agreement of merger or consolidation shall be approved by the directors of each domestic constituent corporation, adopted by the shareholders of each domestic constituent corporation, other than the surviving corporation in the case of a merger, at a meeting of the shareholders of each corporation held for the purpose, and approved or otherwise authorized by or on behalf of each other constituent entity in accordance with the laws under which it exists. In the case of a merger, the agreement also shall be adopted by the shareholders of the surviving corporation at a meeting held for the purpose, if one or more of the following conditions exist:

   (1) The articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation;

   (2) The agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation;

   (3) The merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of the numbers of shares of the surviving corporation that will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of that corporation in the election of directors;

   (4) The agreement of merger makes a change in the directors of the surviving corporation that would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation.

   (E) Notice of each meeting of shareholders of a domestic

                                    D-1-7
constituent corporation at which an agreement of merger or consolidation is to be submitted shall be given to all shareholders of that corporation, whether or not they are entitled to vote, and shall be accompanied by a copy or a summary of the material provisions of the agreement.

   (F) The vote required to adopt an agreement of merger or consolidation under this section at a meeting of the shareholders of a domestic constituent corporation is the affirmative vote of the holders of shares of that corporation entitling them to exercise at least two-thirds of the voting power of the corporation on the proposal or the different proportion that the articles may provide, but not less than a majority, and such affirmative vote of the holders of shares of any particular class as is required by the articles of that corporation. If the agreement would have an effect that, if accomplished through an amendment to the articles, would entitle the holders of shares of any particular class of a domestic constituent corporation to vote as a class on the adoption of the amendment as provided in division (B) of section 1701.71 of the Revised Code, the agreement also must be adopted by the affirmative vote of the holders of at least two-thirds of the shares of that class, or the different proportion that the articles may provide, but not less than a majority. However, if the agreement would have an effect that, if accomplished through an amendment to the articles, would entitle the holders of shares of any particular class of a domestic corporation to vote as a class on the adoption of the amendment pursuant to division (B)(2) or (4) of section 1701.71 of the Revised Code solely because those shares are to be converted into or substituted for the same number of shares of a class of a different corporation that have express terms identical in all material respects to those of the class of shares so converted or substituted, the agreement is not required to be adopted by the affirmative vote of the holders of shares of that particular class voting as a class. If the agreement would authorize any particular corporate action that under any applicable provision of law or the articles could be authorized only by or pursuant to a specified vote of shareholders, the agreement also must be adopted by the same affirmative vote as would be required for that action.

   (G) At any time before the filing of the certificate of merger or consolidation under section 1701.81 of the Revised Code, the merger or consolidation may be abandoned by the directors of any constituent corporation, the general partners of any constituent partnership, or the comparable representatives of any other constituent entity if the directors, general partners, or other representatives are authorized to do so by the agreement of merger or consolidation or by the same vote of shareholders, partners, or others as is required under division (F) of this section to adopt the agreement. The agreement of merger or consolidation may contain a provision authorizing the directors of any constituent corporation, the general partners of any

                                      D-1-8
constituent partnership, or the comparable representatives of any other constituent entity to amend the agreement at any time before the filing of the certificate of merger or consolidation, except that, after the adoption of the agreement by the shareholders of any domestic constituent corporation, the directors shall not be authorized to amend the agreement to do any of the following:

   (1) Alter or change the amount or kind of shares, interests, evidences of indebtedness, other securities, cash, rights, or any other property to be received by the shareholders of the domestic constituent corporation in conversion of, or in substitution for, their shares;

   (2) Alter or change any term of the articles of the surviving or new domestic corporation, except for alterations or changes that could otherwise be adopted by the directors of the surviving or new domestic corporation;

   (3) Alter or change any other terms and conditions of the agreement of merger or consolidation if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of any class or series of shares of the domestic constituent corporation.

   (H) If division (D) of this section does not require adoption of the agreement of merger by the shareholders of the surviving corporation, the approval of the agreement by the directors of that corporation constitutes adoption by that corporation.

@ 1701.80 Merger into parent corporation.

   (A) Pursuant to an agreement of merger between the constituent corporations as provided in this section and provided that the provisions of Chapter 1704 of the Revised Code do not prevent the merger from being effected, one or more domestic or foreign subsidiaries may be merged into a domestic or foreign parent corporation, provided that the parent owns ninety per cent or more of each class of the outstanding shares of each subsidiary, that at least one constituent corporation is a domestic corporation, and that, in the case of a domestic parent, the conditions set forth in divisions (D)(1), (2), (3), and (4) of section 1701.78 of the Revised Code do not exist.

   (B) The agreement of merger shall set forth the designation and the number of the outstanding shares of each class of each subsidiary constituent corporation and the number of shares of each such class owned by the surviving corporation. It shall also set forth any statements and matters that are required, and may set forth any provision that is permitted, in a merger under section 1701.78 of the Revised Code if the surviving corporation is a domestic corporation or under section 1701.79 of the Revised Code if the surviving corporation is a foreign corporation.


                                    D-1-9

   (C)(1) To effect the merger, the agreement shall be approved by the directors of each domestic constituent corporation, but it need not be adopted by the shareholders of any domestic constituent corporation. If any constituent corporation is a foreign corporation, the agreement shall be approved or otherwise authorized by or on behalf of each foreign constituent corporation in accordance with the laws of the state under which it exists.

   (2) Within twenty days after the approval of the agreement of merger by the directors of each domestic constituent corporation, the surviving corporation shall deliver or send written notice of such approval and copy or summary of the agreement to each shareholder of each domestic constituent corporation other than the surviving corporation of record as of the date on which the directors of the surviving corporation approved the agreement.

   (D) The approval of the agreement of merger by the directors of a domestic constituent corporation under this section constitutes adoption by that corporation.

[@ 1701.80.1] @ 1701.801 Merger into domestic subsidiary corporation.

   (A) Pursuant to an agreement of merger between the constituent corporations as provided in this section and provided that the provisions of Chapter 1704 of the Revised Code do not prevent the merger from being effected, one or more domestic or foreign corporations may be merged into a domestic corporation, provided that the domestic surviving corporation is a subsidiary of one of the constituent corporations and that the parent constituent corporation owns ninety per cent or more of each class of the outstanding shares of the surviving subsidiary corporation.

   (B) The agreement of merger shall set forth the designation and the number of the outstanding shares of each class of the surviving subsidiary corporation and the number of shares of each such class owned by the parent constituent corporation. It shall also set forth any statements and matters that are required, and may set forth any provision that is permitted, in a merger under section 1701.78 of the Revised Code.

   (C)(1) To effect the merger, the agreement shall be approved by the directors of each domestic constituent corporation and shall be adopted by the shareholders of each domestic constituent corporation in the same manner and with the same notice to and vote of shareholders or holders of a particular class of shares as is required by section 1701.78 of the Revised Code, except that the agreement need not be adopted by the shareholders of the surviving subsidiary corporation. If any constituent corporation is a foreign corporation, the agreement shall be approved or otherwise authorized by or on behalf of each foreign constituent corporation in accordance with the laws of the state under which it exists.


                                    D-1-10

   (2) Within twenty days after the approval of the agreement of merger by the directors of the surviving subsidiary corporation, the surviving corporation shall deliver or send written notice of such approval and a copy or summary of the agreement to each shareholder of the surviving corporation, other than the parent of the surviving corporation, of record as of the date on which the directors of the surviving corporation approved the agreement.

   (D) The approval of the agreement of merger by the directors of the surviving subsidiary corporation under this section constitutes adoption by the corporation.

@ 1701.82 Effect of merger or consolidation; actions to set aside.

   (A) When a merger or consolidation becomes effective, all of the following apply:

   (1) The separate existence of each constituent entity other than the surviving entity in a merger shall cease, except that whenever a conveyance, assignment, transfer, deed, or other instrument or act is necessary to vest property or rights in the surviving or new entity, the officers, general partners, or other authorized representatives of the respective constituent entities shall execute, acknowledge, and deliver such instruments and do such acts. For these purposes, the existence of the constituent entities and the authority of their respective officers, directors, general partners, or other authorized representatives is continued notwithstanding the merger or consolidation.

   (2) In the case of a consolidation, the new entity exists when the consolidation becomes effective and, if it is a domestic corporation, the articles contained in or provided for in the agreement of consolidation shall be its original articles. In the case of a merger in which the surviving entity is a domestic corporation, the articles of the domestic surviving corporation in effect immediately prior to the time the merger becomes effective shall continue as its articles after the merger except as otherwise provided in the agreement of merger.

   (3) The surviving or new entity possesses all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each constituent entity, and all obligations belonging to or due to each constituent entity, all of which are vested in the surviving or new entity without further act or deed. Title to any real estate or any interest in the real estate vested in any constituent entity shall not revert or in any way be impaired by reason of such merger or consolidation.


                                    D-1-11

   (4) The surviving or new entity is liable for all the obligations of each constituent entity, including liability to dissenting shareholders. Any claim existing or any action or proceeding pending by or against any constituent entity may be prosecuted to judgment, with right of appeal, as if the merger or consolidation had not taken place, or the surviving or new entity may be substituted in its place.

   (5) All the rights of creditors of each constituent entity are preserved unimpaired, and all liens upon the property of any constituent entity are preserved unimpaired, on only the property affected by such liens immediately prior to the effective date of the merger or consolidation. If a general partner of a constituent partnership is not a general partner of the entity surviving or the new entity resulting from the merger or consolidation, then the former general partner shall have no liability for any obligation incurred after the merger or consolidation except to the extent that a former creditor of the constituent partnership in which the former general partner was a partner extends credit to the surviving or new entity reasonably believing that the former general partner continued as a general partner of the surviving or new entity.

   (B) If a general partner of a constituent partnership is not a general partner of the entity surviving or the new entity resulting from the merger or consolidation, the provisions of division (B) of section 1782.434 [1782.43.4] of the Revised Code shall apply.

   (C) In the case of a merger of a domestic constituent corporation into a foreign surviving corporation, limited liability company, or limited partnership that is not licensed or registered to transact business in this state or in the case of a consolidation of a domestic constituent corporation into a new foreign corporation, limited liability company, or limited partnership, if the surviving or new entity intends to transact business in this state and the certificate of merger or consolidation is accompanied by the information described in division
(B)(4) of section 1701.81 of the Revised Code, then, on the effective date of the merger or consolidation, the surviving or new entity shall be considered to have complied with the requirements for procuring a license or for registering to transact business in this state as a foreign corporation, limited liability company, or limited partnership, as the case may be. In such a case, a copy of the certificate of merger or consolidation certified by the secretary of state constitutes the license certificate prescribed by the laws of this state for a foreign corporation transacting business in this state or the application for registration prescribed for a foreign limited partnership or limited liability company.

   (D) Any action to set aside any merger or consolidation on the

                                    D-1-12
ground that any section of the Revised Code applicable to the merger or consolidation has not been complied with shall be brought within ninety days after the effective date of such merger or consolidation or be forever barred.

   (E) As used in this section, "corporation" or "entity" applies to both domestic and foreign corporations and entities where the context so permits. In the case of a foreign constituent entity or a foreign new entity, this section is subject to the laws of the state under the laws of which the entity exists or in which it has property.

@ 1701.84 Persons entitled to relief as dissenting shareholders.


   The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

   (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781 [1701.78.1], 1701.79, 1701.791 [1701.79.1], or
1701.801 [1701.80.1] of the Revised Code;

   (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 [1701.78.1] of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

   (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

   (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

   (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 [1701.80.1] of the Revised Code.

@ 1701.85 Dissenting shareholder's demand for fair cash value of shares.

   (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.


                                    D-1-13

   (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

   (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

   (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

   (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each

                                    D-1-14
new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

   (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to

                                    D-1-15
the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

   (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

   (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:


                                    D-1-16

   (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

   (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

   (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

   (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

   (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

   (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.


                                    D-1-17